UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Road, Suite LL20

Dallas, TX 75242

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement and Issuance of Secured Promissory Note

On February 5, 2024, Vivakor, Inc. (the “Company”), as the borrower; Vivaventures Management Company, Inc., Vivaventures Oil Sands, Inc., Silver Fuels Delhi, LLC, White Claw Colorado City, LLC, Vivaventures Remediation Corporation and Vivaventures Energy Group, Inc., which are the Company’s subsidiaries, as guarantors (collectively, the “Guarantors” or “Subsidiaries”); Cedarview Opportunities Master Fund LP, as the lender (the “Lender”); and Cedarview Capital Management, LLC, as the agent (the “Agent”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”).

Pursuant to the Loan and Security Agreement, the Company issued a secured promissory note (the “Note”) in the principal amount of $3,000,000, and the Lenders agreed to provide a $3,000,000 term loan to the Company (the “Term Loan”). On February 6, 2024 (the “Closing Date”), the Company received the net proceeds from the Term Loan, less a 3% origination fee. The transaction documents were signed on February 5, 2024, and became effective as of the Closing Date.

The amounts borrowed under the Loan and Security Agreement will bear interest at a rate per annum of 22%. The Company also paid certain fees and transaction expenses in connection with the release of the funds in connection with the Term Loan. The principal amounts due under the Term Loan are payable as follows: (i) for the first three (3) months, the Company shall make an interest only payment of $165,000, which the Company prepaid on the Closing Date, and (ii) for the following twelve (12) months, the Company shall make monthly installment payments of $250,000 plus interest, which must be made on or before May 5, 2025 (the “Maturity Date”).

In the event of any prepayment, which may only occur from the beginning of the third to the end of the sixth calendar month after the Closing Date, the Company shall pay a prepayment premium in the amount of ten percent (10%) of the principal amount of the Term Loan outstanding prior to such prepayment. Notwithstanding the foregoing, if and when the Company raises in the aggregate $7,500,000 or more from the sale of its equity in sales (other than in connection with any acquisition, merger, or like transaction) completed more than ninety (90) calendar days after the Closing Date, the Company shall immediately offer to prepay the entire outstanding balance of the Term Loan, which offer may be accepted or rejected by the Agent.

The amounts borrowed pursuant to the terms of the Loan and Security Agreement are secured by substantially all of the present and after-acquired assets of the Company and the Subsidiaries, except for certain after-acquired assets that were excepted by a letter agreement between the parties. Additionally, the Company’s obligations under the Loan and Security Agreement are jointly and severally guaranteed by substantially all of the Subsidiaries (collectively, the Company and the Subsidiaries which have guaranteed the Company’s obligations under the Loan and Security Agreement, the “Loan Parties”).

The Loan and Security Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The closing was subject to customary closing conditions.

In connection with the Loan and Security Agreement, and as additional consideration for the Lender agreeing to loan funds to the Company thereunder, the Company issued an irrevocable letter to its transfer agent (the “Transfer Agent”) to reserve 3,000,000 shares of the Company’s common stock (the “Collateral Securities”) until the Term Loan was repaid in full. In the event the Term Loan is not paid in full by the Maturity Date, the Agent may instruct the Transfer Agent to issue the Collateral Securities to the Agent, which the Agent may then sell until such time the amounts due under the Term Loan are repaid in full, after which any shares of Collateral Securities remaining shall be returned to the Company.

The Company paid $70,000 to a finder in relation to obtaining the Term Loan and issued to the Lender 300,000 shares of the Company’s common stock, restricted in accordance with Rule 144, as additional consideration for the Term Loan.

Pledge Agreement

In connection with the entry into the Loan and Security Agreement, the Company and the Agent, entered into a Pledge Agreement in favor of the Lender, pursuant to which the Company granted the Agent a security interest in all of the now owned or hereafter acquired promissory notes and instruments evidencing indebtedness to the Company and the Subsidiaries, and all now owned or hereafter acquired equity interests owned by the Company and the Subsidiaries.

Guaranty

The Company’s obligations under the Loan and Security Agreement were unconditionally guaranteed by the Subsidiaries pursuant to the terms of a Guaranty entered into on February 5, 2024, by the Subsidiaries in favor of the Agent (the “Guaranty”).

Security Agreement

In connection with the Loan and Security Agreement, the Company entered into a Security Agreement in favor of the Agent, pursuant to which it provided the Agent on behalf of the Lender a continuing security interest in all of the property and assets, including all equipment, goods, inventory, personal property, intellectual property, and all proceeds with respect of the foregoing, now owned or hereafter acquired, subject to certain exceptions. The Security Agreement includes customary representations, warranties and covenants of the Company for a facility of this size and type.

* * * * *

The foregoing description of the Note, Loan and Security Agreement, Pledge Agreement, Guaranty and Security Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of such Note, Loan and Security Agreement, Pledge Agreement, Guaranty and Security Agreement, which are filed as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4 respectively hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference. The Company relied on the exemption provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the issuance of the 300,000 restricted shares of its common stock as the Lender is an accredited investor and familiar with the Company’s operations. If the Company issues the Collateral Securities to the Agent, such Collateral Securities will be issued under the exemption provided for under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Vivakor, Inc. Promissory Note dated February 5, 2024, in the principal amount of $3,000,000 issued to Cedarview Opportunities Master Fund LP
10.1	Loan and Security Agreement dated February 5, 2024, by and among Vivakor, Inc., as borrower, subsidiaries of Vivakor, Inc., as guarantors, the lenders party thereto, and Cedarview Opportunities Master Fund LP, as agent for the lenders
10.2	Pledge Agreement dated February 5, 2024, by and among Vivakor, Inc., each of Vivakor, Inc.’s subsidiaries party thereto and Cedarview Opportunities Master Fund LP, as agent for the lenders
10.3	Guaranty dated February 5, 2024, by and among subsidiaries of Vivakor, Inc. and Cedarview Opportunities Master Fund LP
10.4	Security Agreement dated February 5, 2024, between Vivakor, Inc., and Cedarview Opportunities Master Fund LP
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: February 12, 2024	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chief Executive Officer

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